UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 11, 2005
Date of Report (Date of earliest event reported):

CASCADE ENERGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-115637 (Commission File Number)	41-2122221 (IRS Employer Identification No.)

750 West Pender Street, Suite 804 Vancouver, British Columbia, V6C 2T8 Canada (Address of Principal Executive Offices)	(604) 682-8468 (Registrant's Telephone Number, Including Area Code)

Pro-Tech Holdings Ltd.
(Former Name or Former Address, if Changed Since Last Report)

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On May 6, 2005, we entered into an Assignment of Interest agreement with CALCOR Energy Partners, LLC, an Arizona limited liability company whereby we have purchased a 49% Working Interest in certain mineral leases (Coyote Creek) located in Tehama County, Ca, comprising sections 14, 15, 16, 22, 23, 24, 25, 26, 35 and 36 in Township 26 North Range 3 West and sections 1 and 2 in Township 25 North Range 3 West.

Item 1.02 Termination of a Material Definitive Agreement

None

Item 1.03 Bankruptcy or Receivership

None

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

Pursuant to an Assignment of Interest agreement dated May 6, 2005 with CALCOR Energy Partners, LLC, an Arizona limited liability company, we have purchased a 49% Working Interest in certain mineral leases (Coyote Creek) located in Tehama County, Ca, comprising sections 14, 15, 16, 22, 23, 24, 25, 26, 35 and 36 in Township 26 North Range 3 West and sections 1 and 2 in Township 25 North Range 3 West.

Calcor purchased this interest from Carlow Corporation, a Texas Corporation on March 21, 2005 through an agreement entitled “Farmout Agreement” pursuant to which Calcor agreed to assume a 67% working interest in the same mineral claims.

Item 2.02 Results of Operations and Financial Condition

None

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

None

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

None

Item 2.05 Costs Associated with Exit or Disposal Activities

None

Item 2.06 Material Impairments

None

Section 3 - Securities Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

None

Item 3.02 Unregistered Sales of Equity Securities

None

Item 3.03 Material Modification to Rights of Security Holders

None

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Account

None

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

None.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

None

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Mr. Floyd Flaman has resigned from his position as director and officer of our board of Directors. Mr. Robert Hoegler has resigned from his position of Chief Executive Officer and President of of our Board of Directors. He retains his position as director on our Board of Directors.

Coincidental with Mr. Flaman resignations as director and Mr. Hoegler as officer of our Board of Directors, Mr. Sam Johal, of Sacramento, California has been appointed to the positions of Director, Chief Executive Officer and president our board and Mr. Chris Foster, of Vancouver, British Columbia has been appointed to the positions of Director, Treasurer and Chief Financial Officer of our Board of Directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

We have formally changed our corporate name to Cascade Energy, Inc. and have completed a forward split of our capital stock whereby each common share in the capital stock of Pro-Tech Holdings Ltd. (our former corporate name) issued and outstanding at the end of day of May 5, 2005, will be converted, upon surrender, into eight common shares in capital stock of Cascade Energy, Inc.

The authorized common shares in our capital stock will be fixed at 200,000,000 common shares at a par value of $0.001 per share. Our authorized preferred stock will remain unchanged at 5,000,000 preferred shares at a par value of $0.001 per share.

The Amendment to the Articles of Incorporation concerning the name change and capital stock restructuring became effective on May 5, 2005.

We are now quoted on the OTC BB with the trading symbol OTC BB: CSCE.

Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans

None

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

None

Section 6 - [Reserved]

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

None

Section 8 - Other Events

Item 8.01 Other Events

None

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

A. Financial Statements - None

B. Exhibits

10.1	Agreement dated May 5, 2005 between Cascade Energy, Ltd. and CALCOR Energy Partners, LLC respecting the Coyote Creek Prospect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DATED: May 11, 2005	Cascade Energy, Ltd.

	By:	/s/ Robert Hoegler Robert Hoegler Director